                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     OLYMPIC CASCADE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

     [ ]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                     OLYMPIC CASCADE FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD SATURDAY, JUNE   , 1997 AT 10:00 A.M.

To the Shareholders:

     The Annual Meeting of Shareholders of Olympic Cascade Financial Corporation
(the "Company") will be held on June   , 1997 at 10:00 a.m. at the Company's
facilities at 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611 for the following purposes:

          1. To elect directors for the ensuing year;

          2. To consider and act upon a proposed amendment to the Company's certificate of incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office and to make certain related changes.

          3. To ratify the appointment of Moss Adams LLP as independent public accountants of the Company for the fiscal year ending September 26, 1997; and

          4. To transact such other business as may properly come before the meeting.

     Owners of record at the close of business on                , 1997 will be
entitled to vote at the meeting or at any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by any stockholder of record at the offices of
the Company during market hours from May   , 1997, through the time of the
Annual Meeting.

                                          By Order of the Board of Directors

                                          Mark Roth, Secretary

1001 Fourth Avenue
Suite 2200
Seattle, Washington 98154
May   , 1997

                             YOUR VOTE IS IMPORTANT

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                           OLYMPIC CASCADE FINANCIAL
                                  CORPORATION
                               1001 FOURTH AVENUE
                                   SUITE 2200
                           SEATTLE, WASHINGTON 98154

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE   , 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at
10:00 a.m. on June   , 1997 at the Company's facilities at 875 North Michigan
Avenue, Suite 1560, Chicago, Illinois 60611 and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals. It is anticipated that this Proxy Statement
will first be mailed to the Company's shareholders on or before             ,
1997.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on May   , 1997 will
be entitled to receive notice of, and to vote at, the Annual Meeting. As of that
date, there were outstanding and entitled to vote           shares of Common
Stock, $.02 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

                                  PROPOSAL I:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected. If Proposal No. 2 is approved, two nominees will be elected as Class I directors to serve an initial term of one year, two nominees will be elected as Class II directors to serve an initial term of two years, and two nominees will be elected as Class III directors to serve an initial term of three years (or, in all cases, until their successors have been elected and qualified). After this year's election, election of directors will be for three year terms. If Proposal No. 2 is not adopted, each director will serve for one year or until his successor is duly elected and qualified. The persons named below will be nominated by the Board of Directors for election as directors. With the exception of Messrs. Holcomb, Minnerly and Daskal, all of these nominees are currently serving as directors of the Company.

     If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and the Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. The Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. Each shareholder will be entitled to one vote for each share of Common Stock held at the Annual Meeting. Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election.

     The following sets forth the names and ages of all directors and executive officers of the Company and of National Securities Corporation ("National Securities"), all positions and offices to be held with the Company and with National Securities by such persons, the classes to which director-nominees will be elected if proposal 2 is adopted, and the principal occupations of each during the past five years.

NOMINEES FOR DIRECTOR

Steven A. Rothstein     46      Director, Chairman, Chief Executive Officer and President of the
(Class III)                     Company
                                Director, Chairman and Chief Executive Officer of National Securities

Mr. Rothstein became a member of the Board of National Securities in May 1995 and was appointed Chairman on August 1, 1995. From 1979 through 1989, Mr. Rothstein was a registered representative, and Limited Partner at Bear Stearns & Co., Inc. in Chicago, Illinois and Los Angeles, California. From 1989 to 1992, Mr. Rothstein was a Senior Vice President in the Chicago office of Oppenheimer and Company, Inc. In December 1992 he joined Rodman and Renshaw, Inc., a Chicago-based broker/dealer serving as Managing Director, and joined H.J. Meyers, Inc. in Beverly Hills, California, a New York Stock Exchange member firm in March 1994. He resigned H.J. Meyers and Company in March 1995 to associate with National Securities. Mr. Rothstein is a 1972 graduate of Brown University, Providence, Rhode Island. Presently, Mr. Rothstein is a board member of American Craft Brewing International Limited, Gateway Data Sciences, Inc., New World Coffee, Inc., Sigmatron International, Inc. and Vita Food Products, Inc.

Robert I. Kollack       50      Director of the Company
(Class I)                       Director and Vice Chairman of National Securities

Mr. Kollack was elected to the Board and was appointed Chief Executive Officer of National Securities in August 1987. He served in those capacities until February, 1997, when he was appointed Vice-Chairman. From February 1981 to August 1987, Mr. Kollack acted as President and a Director of National Securities. He joined National Securities as an Investment Executive in 1972. From 1968 to 1972, he was an Investment Executive for Foster & Marshall, Inc., which at that time was a Seattle-based brokerage firm.

Gary A. Rosenberg       56      Director and Vice Chairman of the Company
(Class III)                     Director of National Securities

Mr. Rosenberg was appointed to the Board of National Securities in December, 1996. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessor) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. UDC Homes, Inc. filed a petition for relief under Chapter 11 of the Bankruptcy Code in May, 1995. Presently, Mr. Rosenberg is Chairman, Chief Executive and Director of Canterbury Development Corporation, a family held company with financial, technology, entertainment and real estate interests. He is also a Director and Chairman of Dimyon Multimedia, Ltd., an Israeli multimedia and software company; Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center; member of the Board at the J.L. Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his B.S. and M.B.A. from Northwestern University and his J.D. from the University of Wisconsin.

James C. Holcomb, Jr.   46      Director of the Company
(Class I)

Since 1982, Mr. Holcomb has been employed by Holcomb Investment Company, a Texas General Partnership. Holcomb Investment Company is a family-owned investment vehicle, privately investing in predominantly oil and gas exploration and development. Mr. Holcomb also is a private investor in wholesale distribution and manufacturing companies, and is often actively involved in the management of the companies in which investments are made. Mr. Holcomb received his A.B. in 1972 from Brown University, and his J.D. in 1975 from the University of Texas School of Law.

Robert W. Minnerly      62      Director of the Company
(Class II)

Mr. Minnerly is the retired Headmaster of Charles Wright Academy in Tacoma, Washington, a position he served from 1986 to 1996. He was elected the Private School Representative to the Washington State Board of Education in 1997. Prior to his position at Charles Wright Academy, Mr. Minnerly was principal of the Upper School at Fort Worth Country Day School in Fort Worth, Texas, and Headmaster of the Berkshire School in Sheffield, Massachusetts. Mr. Minnerly is a graduate of Brown University, Providence, Rhode Island.

Robert H. Daskal        55      Director of the Company, Senior Vice President, Chief Financial
(Class II)                      Officer
                                and Treasurer of the Company

Mr. Daskal was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in January, 1997. From 1994 to 1997 Mr. Daskal was a Director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994 he was a Director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessor). UDC Homes, Inc. filed a petition for relief under Chapter 11 of the Bankruptcy Code in May, 1995. Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois since 1967. He received his B.B.A. and J.D. from the University of Michigan in Ann Arbor. Mr. Daskal is presently a director of Inco Homes Corporation.

     The Board of Directors recommends a vote FOR the election of each of the nominees for director of the Company.

EXECUTIVE OFFICERS

Jay W. Hanville         41      Chief Financial Officer, Chief Accounting Officer and Treasurer of
                                National Securities

Mr. Hanville joined National Securities as Chief Financial Officer in August 1987. From 1983 to 1987, Mr. Hanville was a Senior Examiner with the National Association of Securities Dealers. From 1980 to 1983, Mr. Hanville was Accounting Manager at the regional brokerage firm of Hammerbeck & Co. Mr. Hanville received his B.S. in Finance from Oregon State University in 1978.

Mark T. McCloskey       48      President and Chief Operating Officer of National Securities

Mr. McCloskey was appointed Executive Vice President and Chief Operating Officer of National Securities in November 1995. Between 1993 and 1995 he served as President of G.R. Stuart & Co., Inc., a Massachusetts-based broker/dealer. Mr. McCloskey worked as a broker at Tucker Anthony between August 1990 and May 1993, and as Manager of Paine Webber's Newport, Rhode Island office from November 1987 to August 1990.

Mark Roth               35      Secretary and General Counsel of the Company
                                Secretary and General Counsel of National Securities

Mr. Roth was appointed General Counsel of National Securities in October 1995, and was appointed Secretary in March, 1997. He received his B.S. in 1984 from the University of California, Irvine, and his J.D. in 1989 from Pepperdine University School of Law. Mr. Roth began the private practice of law in Southern California in 1989. Among other clients, he has represented National Securities in transactional and litigation matters since moving to Seattle in September 1992.

Joanne M. Salisbury     33      Chief Operations Officer of National Securities

Ms. Salisbury joined National Securities as a cashier in 1983, and has worked for the Company ever since in various positions in the Company's back office. Ms. Salisbury was promoted to the position of Assistant Operations Manager in 1986, Operations Manager in 1989, and most recently to Chief Operations Officer on August 1, 1995.

MEETINGS OF DIRECTORS

     The Company's Board does not have a nominating or compensation committee. The Audit Committee (currently comprised of Messrs. Kollack and Rothstein) is to meet with Company personnel and with representatives of Moss Adams, LLP, the Company's independent public accountants, to consider and review internal accounting controls and matters relating to the annual audit of the Company's financial statements. The new Audit Committee did not formally meet during fiscal 1996. In the event Messrs. Minnerly and Holcomb are elected to the Board of Directors, it is contemplated that one or both will be appointed to serve on the Audit Committee.

     During the fiscal year ended September 27, 1996, the Company's Board of Directors met or acted by Unanimous Written Consent a total of 8 times. No incumbent director participated in fewer than 75% of the Board's activities.

DIRECTOR COMPENSATION

     To date, no director of the Company or of National Securities has received any cash compensation for serving on the Board. The Company does not anticipate paying inside directors any cash compensation in the future. However, following the Annual Meeting, outside directors (i.e., directors who are not also officers or employees of the Company or of a subsidiary) will be paid $1,000 per meeting attended in person, and $500 per meeting attended by phone. The Company shall reimburse all directors for expenses incurred traveling to and from board meetings.

STOCK OPTIONS

     The Company has granted options to certain officers, directors, employees, and Investment Executives. The options granted to officers and directors are as follows:

                                                                               VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                   STOCK OPTIONS AT              STOCK OPTIONS AT
                                                      MAY 1, 1997                   MAY 1, 1997
                     OFFICER                   EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
    -----------------------------------------  -------------------------     -------------------------
    Steven A. Rothstein......................         223,644/--                  $675,950/$  --
    Robert I. Kollack........................          54,422/--                  $163,512/$  --
    Norman S. Lynn...........................          86,822/--                  $331,078/$  --
    Gary A. Rosenberg........................          50,000/--                         0
    Mark T. McCloskey........................          33,153/--                  $ 94,420/$  --
    Louis B. Lichtenfeld.....................          10,000/--                         0
    Robert H. Daskal.........................          10,000/--                         0
    David Williams...........................          11,576/--                  $ 42,610/$31,958

     The options expire within five years from date granted or upon termination of employment, whichever comes first. The options become vested either immediately or over a three-year period beginning with the date of grant. The market price of the stock on the date of the grant was less than or equal to the option price.

                             EXECUTIVE COMPENSATION

     The Company was incorporated in September, 1996, and organized in February, 1997. Consequently, the Company did not pay any executive compensation (cash, stock or otherwise) during fiscal 1996, 1995 or 1994. The following table sets forth the cash compensation paid by National Securities to each of its most highly compensated officers during the fiscal years ended 1996, 1995 and 1994:

                                                                                           OTHER
             NAME AND CAPACITY                YEAR ENDED      SALARY       BONUS       COMPENSATION*
--------------------------------------------  ----------     --------     --------     -------------
Steven A. Rothstein.........................     1996        $ 24,000     $194,000      $ 1,775,000**
  Chairman                                       1995        $ 48,000     $     --      $   138,000
Robert I. Kollack...........................     1996        $150,000     $193,000      $   495,000
  President, CEO and Director                    1995        $170,000     $ 58,000      $    27,000
                                                 1994        $108,000     $ 56,000      $    85,000
Mark T. McCloskey...........................     1996        $110,000     $ 78,000      $   124,000
  Chief Operating Officer
Alexander H. Slivka.........................     1996        $ 84,000     $ 92,000      $    55,000
  Vice President, Compliance                     1995        $ 80,000     $ 13,000      $    11,000
                                                 1994        $ 72,000     $ 28,000      $     8,000
Jay W. Hanville.............................     1996        $ 90,000     $ 92,000      $    22,000
  Chief Financial Officer                        1995        $ 79,000     $ 12,000      $    20,000
  Chief Accounting Officer                       1994        $ 56,000     $ 28,000      $    21,000
  and Treasurer
Joanne Salisbury............................     1996        $ 55,000     $ 54,000      $     1,000
  Chief Operations Officer
Mark Roth...................................     1996        $120,000     $ 43,000      $     9,000
  Secretary and General Counsel

---------------
 * Amounts relate to commissions earned in the normal course of business, fees received for Corporate Finance services and profit from the sale of the Company's stock obtained during the year through the exercise of stock options.

** This compensation is paid to Mr. Rothstein by National Securities pursuant to an employment agreement and represents a percentage of business generated or supervised by Mr. Rothstein: he is paid 50% of the commission generated on retail trades (compared to the 70% typically paid to Company brokers), and 70% of the compensation collected by the firm (including warrants) on corporate finance transactions which he introduces and executes. Mr. Rothstein also receives a percentage of fees collected from all other corporate finance transactions as well as on business he creates for the firm.

     National Securities has an executive and employee bonus program under which no bonuses will be paid on the first $200,000 of pretax earnings. After that point, the following percentages of pretax earnings would be placed in a "bonus pool" to be divided among the executives and employees.

   PRETAX EARNINGS         AMOUNT TO BONUS POOL
----------------------     --------------------
$   200,000 -  500,000              20%
$  500,000 - 1,000,000              25%
$1,000,000 - 5,000,000              30%

     Bonuses of $1,025,000, $53,000 and $162,000 were paid under this plan for fiscal year 1996, 1995 and 1994, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

     The following information is furnished as of May 1, 1997, as to any person who the Company knows to be the beneficial owner of more than 5% of the Company's common stock:

                                                                 AMOUNT OF
                            NAME/ADDRESS OF                      BENEFICIAL     PERCENT
                           BENEFICIAL OWNER                      OWNERSHIP     OF CLASS
        -------------------------------------------------------  ---------     ---------
        Steven A. Rothstein....................................   403,795(1)     28.5%(2)
        875 N. Michigan Avenue
        Suite 1560
        Chicago, Illinois

        Larry H. Friend &......................................   100,000        8.31%
        Darren Friend
        3333 Michelson Drive
        Suite 650
        Irvine, California

        Marshall S. Geller.....................................    99,315        8.25%
        1875 Century Park East
        Suite 2200
        Los Angeles, California

        Maynard Mall Realty Trust..............................    66,150        5.49%
        95 Main Street
        Maynard, MA

---------------
(1) Includes beneficial ownership of 23,794 shares held by spouse and minor children, and of 215,375 shares which may be acquired by exercise of stock options.

(2) Assumes exercise of all outstanding options.

MANAGEMENT

     The following information is furnished as of May 1, 1997 as to each class of equity securities of the Company beneficially owned by all directors and officers of the Company as a group.

                                                                       AMOUNT OF
                                                                       BENEFICIAL    PERCENT
                   NAME AND TITLE OF BENEFICIAL OWNER                  OWNERSHIP     OF CLASS
    -----------------------------------------------------------------  ---------     --------
    Steven A. Rothstein -- Chairman, Chief Executive and President...   403,795*       28.5%**
    Gary A. Rosenberg -- Vice Chairman of the Board..................    50,000*        3.9%**
    Robert I. Kollack -- Director....................................    54,422*        4.3%**
    Mark T. McCloskey -- President of National Securities............    33,153*        2.7%**
    Robert H. Daskal -- Chief Financial Officer and Treasurer........    10,000*        ***
    Reed W. Smith -- Vice President, Trading, National Securities....     8,409         1.1%**
    David Williams -- Controller of National Securities..............    11,576*        ***
    Mark Roth -- Secretary and General Counsel.......................       315         ***
    Joanne Salisbury -- Vice President, Operations, National
      Securities.....................................................     1,625         ***
                                                                        -------        ----
    All officers and directors of the Company as a group.............   573,295        36.6%**
                                                                        =======        ====

---------------
  * Includes unexercised options

 ** Assumes exercise of unexercised options

*** Less than one percent

                     INTRODUCTION TO AMENDMENTS OF ARTICLES

     The Board of Directors has determined that a certain amendment to the Company's Articles of Incorporation is advisable and has recommended it to the Company's shareholders for adoption at the 1997 Annual Meeting. This amendment is being submitted in the form of a proposal to create a classified Board of Directors and make certain related changes. The background, reason and effect of the proposal are set forth below, followed by a more detailed description of the proposal and how it operates.

                                  PROPOSAL II:

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                 TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS
                              AND RELATED MATTERS

     The Board of Directors recommends that shareholders approve the amendment of Article Eighth of the Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes with staggered terms of office. Specifically, the Board of Directors proposes to add a new paragraph after the first paragraph Eighth that would provide as follows:

        THE BOARD OF DIRECTORS SHALL BE DIVIDED INTO THREE CLASSES, DESIGNATED CLASS I, CLASS II AND CLASS III, AS NEARLY EQUAL IN NUMBER AS POSSIBLE, AND THE TERM OF OFFICE OF DIRECTORS OF ONE CLASS SHALL EXPIRE AT EACH ANNUAL MEETING OF STOCKHOLDERS, AND IN ALL CASES AS TO EACH DIRECTOR UNTIL HIS SUCCESSOR SHALL BE ELECTED AND SHALL QUALIFY (EXCEPT IN CASES WHERE NO SUCCESSOR IS ELECTED DUE TO A REDUCTION IN THE SIZE OF THE BOARD) OR UNTIL HIS EARLIER RESIGNATION, REMOVAL FROM OFFICE, DEATH OR INCAPACITY. ADDITIONAL DIRECTORSHIPS RESULTING FROM AN INCREASE IN THE NUMBER OF DIRECTORS SHALL BE APPORTIONED AMONG THE CLASSES AS EQUALLY AS POSSIBLE. VACANCIES, INCLUDING VACANCIES CREATED BY AN INCREASE IN THE SIZE OF THE BOARD OF DIRECTORS, SHALL BE FILLED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE REMAINING BOARD OF DIRECTORS. THE INITIAL TERM OF OFFICE OF DIRECTORS OF CLASS I SHALL EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 1998; THAT OF CLASS II SHALL EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 1999; AND THAT OF CLASS III SHALL EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2000; AND IN ALL CASES AS TO EACH DIRECTOR UNTIL HIS SUCCESSOR SHALL BE ELECTED AND SHALL QUALIFY (EXCEPT IN CASES WHERE NO SUCCESSOR IS ELECTED DUE TO A REDUCTION IN THE SIZE OF THE BOARD) OR UNTIL HIS EARLIER RESIGNATION, REMOVAL FROM OFFICE, DEATH OR INCAPACITY. AT EACH ANNUAL MEETING OF STOCKHOLDERS, THE NUMBER OF DIRECTORS EQUAL TO THE NUMBER OF DIRECTORS OF THE CLASS WHOSE TERM EXPIRES AT THE TIME OF SUCH MEETING (OR, IF LESS, THE NUMBER OF DIRECTORS PROPERLY NOMINATED AND QUALIFIED FOR ELECTION) SHALL BE ELECTED TO HOLD OFFICE UNTIL THE THIRD SUCCEEDING ANNUAL MEETING OF STOCKHOLDERS AFTER THEIR ELECTION. ANY DIRECTOR OF THE ENTIRE BOARD OF DIRECTORS MAY BE REMOVED, WITH OR WITHOUT CAUSE, BY HOLDERS OF A MAJORITY OF THE SHARES THEN ENTITLED TO VOTE AT AN ELECTION OF DIRECTORS.

     The proposed amendment to classify the Board of Directors provides that the directors will be classified into three classes, as nearly equal in number as possible. If the proposed amendment is approved by the shareholders and, thereafter, is filed with the Secretary of State of the State of Delaware, the Company's Board of Directors will be classified into three classes. In that event, each of the directors elected at the Annual Meeting will continue to serve as a director, but the term of office for all such directors will no longer be one year. Instead, Class I directors will hold office until the 1998 annual meeting; Class II directors will hold office until the 1999 annual meeting; and Class III directors will hold office until the 2000 annual meeting; and in each case, until their successors are duly elected and qualified (except in cases where no successor is elected due to a reduction in the size of the Board), or until earlier resignation, removal from office, death or incapacity. At each annual meeting commencing with the 1998 annual meeting, directors elected to succeed those in the class whose terms expire will be elected for three-year terms so that the terms of one class of directors will expire each year. Thus, after 1997, shareholders will elect only one-third (or, if one of the classes has one more or one less director, approximately one-third) of the directors at each annual meeting. Each director will serve until a successor is elected and qualified (except in cases where no successor is elected due to a reduction in the size off the Board), or until earlier resignation, removal from office, death

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

or incapacity. Vacancies, including vacancies created by an increase in the size of the Board of Directors, shall be filled by the affirmative vote of a majority of the entire board. The Board of Directors presently has no plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the board or any class of directors.

     If the nominees for election to the Board of Directors at the Annual Meeting are elected and the amendment to classify the Board of Directors is thereafter approved, then, upon the filing of the amendment with the Secretary of State of the State of Delaware, Robert I. Kollack and James C. Holcomb, Jr. will be members of Class I and will hold office until the 1998 annual meeting; Robert W. Minnerly and Robert H. Daskal will be members of Class II and will hold office until the 1999 annual meeting; and Steven A. Rothstein and Gary A. Rosenberg will be members of Class III and will hold office until the 2000 annual meeting. If any of the above nominees are not elected at the Annual Meeting, then the person elected instead will become a member of the class of which the nominee would have been a member had he been elected. If the proposal to classify the Board of Directors is not approved, all of the directors elected at the Annual Meeting will serve for a one-year term to expire at the 1997 annual meeting.

     The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its shareholders. By providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity and stability in leadership and in the policies formulated by the Board of Directors will be enhanced. While management has not experienced any problems with continuity or stability in the past, it wishes to ensure that this experience will continue and believes that the staggered election of directors will promote continuity because only one-third of the directors will be subject to election each year.

     If Proposal No.2 is approved, because only one of the three classes of a classified Board will be elected annually, at least two annual shareholders' meetings, instead of one, will be required to effect a change in control of the Board through the normal election processes. The classified board amendment and related changes would require a person seeking to acquire control of the Company to wait up to two years to obtain control of the Board even though that person has acquired ownership of a majority of controlling minority interest in the Company.

     The classified board amendment would thus make it more difficult and time-consuming for any individual or entity who accumulates a substantial stock or voting position in the Company to obtain control of the Board or to effect a change in the Company's day-to-day operations. It would therefore reduce the vulnerability of the Company to takeover proposals that are not in the best interests of the Company or its shareholders.

     The amendment would effect all shareholders, not just those seeking to acquire control of the Company, in the following ways: (i) because at least two annual meetings will be required to change majority control of the Board, the amendment would tend to perpetuate present management; and (ii) the amendment may tend to discourage accumulations of large blocks of stock by reducing the control effect of such blocks, thus reducing temporary fluctuations in market price that could be caused by such accumulations.

     Adoption of this proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting. Unless otherwise specified, the agents designated in the proxy will vote the shares covered hereby at the Annual Meeting FOR the approval of this proposal.

                                 PROPOSAL III:

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Moss Adams, LLP as the Company's independent public accountants for the fiscal year ending September 26, 1997. A resolution will be presented at the meeting to ratify the appointment of Moss Adams, LLP. The Company does not expect that a representative of Moss Adams will be present at the Annual Meeting.

     The Board of Directors recommends a vote FOR ratification of the appointment of Moss Adams, LLP as the Company's independent public accountants for the fiscal year ending September 26, 1997.

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

                               VOTING PROCEDURES

     The Company has one class of voting shares outstanding, namely Common
Shares, of which there were           outstanding at the close of business on
            , 1997 (the "Record Date"). Each shareholder present or represented at the Annual Meeting will be entitled to one vote per share. Shareholder action requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting. It is presently anticipated that votes will be cast by a show of hands.

                                 OTHER MATTERS

     The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

     Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                          By Order of the Board of Directors,

                                          MARK ROTH, Secretary

May   , 1997
Seattle, Washington

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